SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Omnicare, Inc.

Omnicare Capital Trust I

(Exact name of Registrant as specified in its charter)

Delaware	31-1001351
Delaware	16-6539075
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

100 East RiverCenter Boulevard

Covington, Kentucky 41011

(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates: 333-103115

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Trust Preferred Income Equity Redeemable Securities	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the Trust Preferred Income Equity Redeemable Securities (the “Trust PIERS”) to be registered hereunder can be found in the prospectus dated February 25, 2003, as supplemented by the prospectus supplement dated June 10, 2003, filed with the Securities and Exchange Commission (the “SEC”) by Omnicare, Inc. and Omnicare Capital Trust I on June 11, 2003 under Rule 424(b)(5) of the Securities Act of 1933, as amended, pursuant to an effective registration statement on Form S-3 (File No. 333-103115) filed with the SEC by Omnicare, Inc., the Omnicare Capital Trust I and certain subsidiaries of Omnicare, Inc. The description of the Trust PIERS contained in the prospectus is hereby incorporated by reference into this Form 8-A.

ITEM 2.	EXHIBITS.

Exhibit Number	Description

1	Registration statement on Form S-3 (File No. 333-103115), as amended, filed by Omnicare, Inc., the Registrant and certain subsidiaries of Omnicare, Inc. (the “Registration Statement”) (incorporated herein by reference)

4(a)	Form of Subordinated Debt Securities Indenture (including form of Subordinated Debt Securities) (designated in the Registration Statement as Exhibit 4.2 and incorporated herein by reference)

4(b)	Certificate of Trust of Omnicare Capital Trust I (designated in the Registration Statement as Exhibit 4.10 and incorporated herein by reference)

4(c)	Trust Agreement of Omnicare Capital Trust I (designated in the Registration Statement as Exhibit 4.11 and incorporated herein by reference)

4(d)	Form of Amended and Restated Trust Agreement of the Omnicare Capital Trusts relating to Trust Preferred Securities (designated in the Registration Statement as Exhibit 4.16 and incorporated herein by reference)

4(e)	Form of Trust Preferred Security (included in Exhibit 4(d))

4(f)	Form of Guarantee Agreement of Omnicare, Inc. relating to Trust Preferred Securities (designated in the Registration Statement as Exhibit 4.18 and incorporated herein by reference)

4(g)	Form of Agreement as to Expenses and Liabilities relating to Trust Preferred Securities (included in Exhibit 4(d))

Exhibits heretofore filed with the SEC and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OMNICARE CAPITAL TRUST I By: Omnicare, Inc., as agent

By:	/S/ PETER LATERZA

Name: Peter Laterza Title: Vice President and General Counsel

OMNICARE, INC

By:	/S/ PETER LATERZA

Name: Peter Laterza Title: Vice President and General Counsel

Date:    June 10, 2003